UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 001-16207



                          Date of Report: June 7, 2006



                        HUGO INTERNATIONAL TELECOM, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                                              98-0226479
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(State of other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)


535 West 34th Street, Suite 203, New York NY                             10001
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(Address of principal executive offices)                              (Zip Code)


                                 (646) 792-2634
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))







ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION

On June 7, 2006 Hugo signed a Securities Purchase Agreement with Cornell Capital Partners, LP. The Agreement calls for Cornell to purchase $22 million in principal amount of Secured Convertible Debentures. The first Debenture, in the principal amount of $5,500,000 was purchased by Cornell on June 7 for a payment of $4,950,000. The second Debenture, also in the principal amount of $5,500,000 will be purchased on or before September 30, 2006 if Hugo has obtained a commitment for senior debt financing for the construction of a biodiesel manufacturing plant. The third Debenture, in the principal amount of $11,000,000, will be purchased when construction of the biodiesel manufacturing plant commences. The purchase price for each Debenture will be 90% of its principal amount.

The Secured Convertible Debentures will mature on June 7, 2009. Interest will accrue on the Debentures at the rate of 5% per annum and will be payable on the Maturity Date. If the market price of Hugo common stock is less than the conversion price, Hugo can redeem the Debentures for 120% of their principal amount. Cornell will be entitled to convert the accrued interest and principal amount of the Debentures into Hugo common stock at a conversion price of $3.00 (or any lower price at which Hugo hereafter issues common stock to any third party). The maximum number of shares that Cornell may acquire at any time is 4.99% of the outstanding common shares.

Cornell will also be entitled to convert into common stock up to $550,000 of the principal amount of the Debentures during any calendar month at a conversion price equal to the lowest daily Volume Weighted Average Price during the thirty trading days preceding conversion. However, Hugo may opt to redeem the portion of the Debentures offered for conversion in this manner by paying 120% of the amount converted.

The Debentures are secured by a pledge of all of Hugo's assets, including the capital stock of its subsidiaries: Mean Green BioFuels, Inc., Mean Green Biodiesel #1, Inc., Mean Green Biodiesel #2, Inc. and Mean Green Biodiesel #3, Inc. Hugo has also agreed to file a registration statement with the Securities and Exchange Commission to enable Cornell to resell to the public any shares of Hugo common stock it acquires on conversion of the Debentures or exercise of the Warrant.

In consideration of Cornell's investment in the Debentures, Hugo issued to Cornell a five year Warrant to purchase 1,125,000 common shares. The exercise price is $.001or any lower price at which Hugo hereafter issues common stock to any third party.


ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01    COMPLETION OF ACQUISITION OF ASSETS
ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.03    AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors of Hugo has filed with the Secretary of State of Delaware a certificate of designation of a 1,000,000 shares of Series C Preferred Stock. The holder of the Series C Preferred Stock will be entitled to convert the Series C Preferred Stock into 80% of Hugo's fully-diluted common stock, and will be entitled to cast 80% of the votes at any meeting of shareholders. The Series C Preferred Stock has a liquidation preference of $.001 per share and does not accrue dividends.

On June 7, 2006 Hugo completed the acquisition of Mean Green BioFuels, Inc. from its parent corporation, GreenShift Corporation. At the closing, GreenShift Corporation also surrendered to Hugo 300,000 shares of Hugo Series B Preferred Stock (which was convertible into 67% of Hugo's fully-diluted capital stock). In exchange for the Mean Green BioFuels shares and the Hugo Series B Preferred Stock, Hugo assumed GreenShift's obligations under a Secured Convertible Debenture due to Cornell Capital Partners in the principal amount of $1,949,631, and issued to GreenShift Corporation 1,000,000 shares of Series C Preferred Stock.







ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

3-a  Certificate of Designation of Series C Preferred Stock

10-a Securities  Purchase  Agreement  dated June 7, 2006 between Cornell Capital
     Partners, LP and Hugo International Telecom, Inc.

10-b Form of Secured  Convertible  Debenture  due June 7, 2009 issued to Cornell
     Capital Partners, LP

10-c Pledge and  Escrow  Agreement  dated June 7, 2006 among Hugo  International
     Telecom, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq.

10-d Warrant to Purchase Common Stock issued to Cornell Capital Partners dated June 7, 2006.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Hugo International Telecom, Inc.

Dated:  June 12, 2006                By:/s/ Kevin Kreisler
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                                            Kevin Kreisler, President